UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2026

First Business Financial Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	001-34095	39-1576570
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Charmany Drive
Madison, Wisconsin		53719
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 608 238-8008

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FBIZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 9, 2026, the Compensation Committee (the “Committee”) of the Board of Directors of First Business Financial Services, Inc. (the “Company”) approved the vesting of the Performance Restricted Stock Units, or “PRSUs”, granted to eligible executive officers of the Company in 2023 under its Long-Term Incentive Plan for the performance measurement period beginning in 2023 and ending in 2025 (the “2023 Award”). The vesting of the 2023 Award was determined by Total Shareholder Return (“TSR”) and Return on Average Tangible Common Equity (“ROATCE”) Company performance goals. As noted in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 5, 2026 (the “Proxy Statement”), as of the date of the Proxy Statement, the number of shares earned under the 2023 Award was unknown due to the unavailability of final ROATCE information.

The Committee determined that the Company’s performance at a “Superior” level under each of the TSR and ROATCE performance goals during the performance period resulted in the payout of the Company’s common stock to each of the Company’s Named Executive Officers listed below:

Named Executive Officers	Shares Vested
Corey A. Chambas	10,370
James E. Hartlieb	2,730
Bradley A. Quade	2,740
David R. Seiler	4,780
Brian D. Spielmann	3,190

Item 9.01	Financial Statements and Exhibits.
(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits. The following exhibits are being furnished herewith:
104 Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 14, 2026	FIRST BUSINESS FINANCIAL SERVICES, INC.

	By:	/s/ Brian D. Spielmann
	Name:	Brian D. Spielmann
	Title:	Chief Financial Officer